UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report and date of earliest event reported: June 10, 2010
CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (31-20) 420-3191
Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 — Submission of Matters to a Vote of Security Holders
     Core Laboratories N.V. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 10, 2010. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect three Class II directors to serve on the Company’s board of directors for a term of office expiring at the Company’s 2013 Annual Meeting of Shareholders, (2) to confirm and adopt the Company’s Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009, (3) to approve and resolve the cancellation of the Company’s repurchased shares up to the date of the Company’s annual meeting, (4) to approve and resolve the extension of the existing authority to repurchase up to 25.6% of the Company’s issued share capital until December 10, 2011, (5) to approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company’s common and preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015, (6) to approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of the Company’s common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015, (7) to approve and resolve amendments to the Company’s articles of association, (8) to approve and resolve a two-for-one stock split authorized by the Supervisory Board and (9) ratify the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Each of these items is more fully described in the Company’s proxy statement filed on April 14, 2010.
     The certified results of the matters voted upon at the Annual Meeting are as follows:
     Proposal No. 1 — Election of Class II Directors: The election of each Class II director was approved as follows:

Nominee	For	Against	Withheld	Broker Non-Votes

D. John Ogren	18,002,822	0	17,392	1,401,347
Joseph R. Perna	17,893,005	0	127,209	1,401,347
Jacobus Schouten	18,012,497	0	7,713	1,401,347
     Proposal No. 2 — Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company’s Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

18,678,710	67,001	675,850	—
     Proposal No. 3 — Approve and Resolve the Cancellation of Repurchased Shares: The approval of the cancellation of the Company’s repurchased shares up to the date of the Company’s annual meeting was approved as follows:

For	Against	Abstentions	Broker Non-Votes

18,000,985	14,017	5,212	1,401,347

     Proposal No. 4 — Approve Extension — Repurchase up to 25.6% of Issued Share Capital: The approval of the extension of the existing authority to repurchase up to 25.6% of the Company’s issued share capital until December 10, 2011 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

17,302,715	714,071	3,428	1,401,347
     Proposal No. 5 — Approve Extension to Issue Shares and/or Grant Rights: The approval of the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company’s common and preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

16,938,642	1,072,243	9,329	1,401,347
     Proposal No. 6 — Approve Extension to Limit or Exclude Preemptive Rights: The approval of the extension of the authority to limit or exclude the preemptive rights of the holders of the Company’s common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

17,683,737	327,308	9,169	1,401,347
     Proposal No. 7 — Approve and Resolve Amendments to the Articles of Association: The approval of the amendments to the Company’s articles of association was approved as follows:

For	Against	Abstentions	Broker Non-Votes

19,303,667	19,991	97,903	—
     Proposal No. 8 — Approve a Two-For-One Stock Split: The approval of a two-for-one stock split authorized by the Supervisory Board was approved as follows:

For	Against	Abstentions	Broker Non-Votes

19,408,832	7,344	5,385	—
     Proposal No. 9 — Ratification of the Selection of PricewaterhouseCoopers: The ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

19,328,464	33,722	3,851	—

Item 7.01 — Regulation FD Disclosure
On June 14, 2010, the Company issued a press release announcing that the Company’s shareholders approved the Supervisory Board’s proposal at the Annual Meeting of Shareholders held on June 10, 2010 for a two-for-one stock split of its common stock.
The full text of the press release is set forth in Exhibit 99.1 attached hereto.
The information in this Report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on June 14, 2010*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.
Dated: June 14, 2010	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on June 14, 2010*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Exchange Act.